Exhibit 12.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR
NEW YORK, NEW YORK 10105
TELEPHONE: (212) 370-1300
FACSIMILE: (212) 370-7889
www.egsllp.com

May 11, 2017

Fig Publishing, Inc.

599 Third Street, Suite 211

San Francisco, CA 94107

Re:       Post-qualification Amendment No. 7 to Offering Statement on Form 1-A

Gentlemen:

We have acted as counsel to Fig Publishing, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Post-qualification Amendment No. 7 to Offering Statement on Form 1-A (No. 24-10507) (as amended, the “Offering Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Regulation A, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to the proposed offer and sale by the Company of up to a maximum of $500,000 of shares of a series of the Company’s non-voting preferred stock, par value $0.0001 per share, called “Fig Game Shares – Phoenix Point” (the “Fig Game Shares”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Offering Statement and related offering circular; (ii) the certificate of incorporation, certificate of designations for the Fig Game Shares and bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the board of directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Fig Game Shares pursuant to the terms of the Offering Statement, including to establish the sale price of the Fig Game Shares; and (iv) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Fig Game Shares, when issued and paid for in the manner described in the Offering Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the offering circular constituting a part of the Offering Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP